Exhibit 99.1

NEWS RELEASE

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Corporate Communications, Inc. (CCI)

407-566-1180

kevin.inda@cci-ir.com

H&E EQUIPMENT SERVICES, INC. DECLARES ONE-TIME SPECIAL CASH DIVIDEND OF $7.00 PER SHARE

BATON ROUGE, Louisiana — (August 20, 2012) — H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company”) today announced that its Board of Directors declared a one-time special cash dividend (the “Dividend”) of $7.00 per share, payable on September 19, 2012 to stockholders of record at the close of business on September 5, 2012. The aggregate amount of the payment to be made in connection with the Dividend will be approximately $246 million. The Dividend will be funded by the proceeds of the Company’s offering of $530 million aggregate principal amount of 7% senior notes due 2022, which closed on August 20, 2012.

At $7 per share, the Dividend represents approximately 39.8% of the Company’s opening stock price on August 20, 2012. Pursuant to the rules of the NASDAQ Stock Market, when a dividend is declared in a per share amount that exceeds 25% of a company’s stock price, the date on which that company’s shares will begin to trade without the dividend, or ex-dividend, is the first business day following the payable date. The Company understands from NASDAQ that, because the Dividend is expected to exceed 25% of the Company’s share price, NASDAQ will apply this rule, and the Company expects, in accordance with this rule, that the ex-dividend date as set by NASDAQ will be September 20, 2012, the first business day following the payable date for the Dividend.

The portion of the Company’s Dividend that will be treated as a qualified dividend for U.S. tax purposes will depend upon the amount of the Company’s accumulated earnings and profits as of December 31, 2012, the end of the Company’s current fiscal year, as determined by the Internal

Revenue Code. Therefore, at this time the Company is not able to determine the portion of the Dividend that will be treated as a qualified dividend. Stockholders will receive further information on Form 1099 after the end of 2012 and are encouraged to consult with their own tax advisors regarding the tax treatment of the Dividend.

About H&E Equipment Services, Inc.

The Company is one of the largest integrated equipment services companies in the United States with 65 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions of the United States. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and service support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, and on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and service operations.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) the Company’s future financial performance and prospects for future earnings and (2) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date hereof.